EXHIBIT 99.1

IZEA Acquires FeaturedUsers

Service Helps Brands Build Their Twitter Following With Passionate Fans

Press Release: IZEA, Inc. – Mon, Dec 10, 2012 7:00 AM EST

ORLANDO, FL--(Marketwire - Dec 10, 2012) - IZEA, Inc. ( OTCQB : IZEA ), the pioneer of Social Media Sponsorship, today announced it has acquired Twitter marketing platform FeaturedUsers. The cash-plus-stock transaction will enable IZEA to expand its portfolio of social media fan-building services while giving existing FeaturedUsers customers access to IZEA's global audience.

Launched in 2010, FeaturedUsers was among the first ad networks specifically designed to help Twitter users grow their followers. The FeaturedUsers network has served more than 3,500 advertisers including The American Cancer Society, HootSuite and Radian6.

"Our brand marketing clients and influencers are always looking for ways to increase their social reach," said Ted Murphy, CEO of IZEA. "The acquisition of FeaturedUsers allows our customers to purchase exposure on leading Twitter-related websites, building real fans that are genuinely interested in what they have to say."

IZEA's FeaturedUsers platform offers promotional plans starting at just $19 per month. The platform provides geographic and language targeting as well as real-time analytics for advertisers. IZEA has updated and redesigned FeaturedUsers.com commensurate with the acquisition announcement.

"IZEA pioneered the social media sponsorship space and uniquely understands the value of social influence," said Trey Copeland, CEO of FeaturedUsers. "This acquisition creates more value for our loyal customer-base and provides them with opportunities to further monetize their reach."

FeaturedUsers is the second acquisition IZEA has made within the Twitter application ecosystem. In 2011, IZEA acquired advertising network Magpie, which was based in Germany and broadened the company's European footprint. "We are actively looking for other acquisition targets in the Twitter space and across the social-sphere," said Murphy. "With current market conditions, I believe there is a tremendous opportunity for consolidation of social media sponsorship platforms and expansion into related offerings."

About IZEA
IZEA, Inc. is the pioneer of social media sponsorship, operating influencer marketplaces, including Staree, Sponsored Tweets and SocialSpark. IZEA connects advertisers with social media publishers, helping them monetize their social media presence. The company has completed over three million social media sponsorships for customers ranging from small local businesses to Fortune 50 organizations. For more information about IZEA, visit www.izea.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on IZEA's expectations and are subject to a number of risks and uncertainties, certain of which are beyond IZEA's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the social media sponsorship segment in which IZEA operates, failure to popularize one or more of the marketplace platforms of IZEA, inability to obtain additional capital, and changing economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this respect will in fact occur. Please read the full statement and disclosures here: http://izea.com/safe-harbor-statement

GREENBERG TRAURIG

MetLife Building

200 Park Avenue, 15th Floor

New York, New York 10166

Spencer G. Feldman, Esq.

212-801-9221

E-mail: feldmans@gtlaw.com

December 12, 2012

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	IZEA, Inc.
Current Report on Form 8-K dated December 10, 2012

Dear Sirs:

On behalf of IZEA, Inc., a Nevada corporation, we hereby submit in electronic format for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and Rule 101(a)(1)(iii) of Regulation S-T, one copy of IZEA’s Current Report on Form 8-K dated December 10, 2012. The Form 8-K attaches a press release regarding an “insignificant” acquisition under Item 8.01.

Please address any comments or questions that you may have concerning the Form 8-K to Donna Mackenzie, IZEA’s Chief Financial Officer (tel.: (407) 674-6911), or to me (tel.: (212) 801-9221).

Very truly yours,

/s/Spencer G. Feldman

Spencer G. Feldman

SGF/dp

Enclosures

cc:	Mr. Edward H. (Ted) Murphy
Ms. Donna Mackenziet